UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Oxbridge Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CORRECTION TO NOVEMBER 4, 2022 PRESS RELEASE

Oxbridge Acquisition Corp. Announces Completion of Mailing of Its Extension Definitive Proxy Statement, for a Shareholder Meeting on November 9, 2022

Grand Cayman, Nov 7, 2022 (GLOBE NEWSWIRE) – Oxbridge Acquisition Corp. (“Oxbridge” or the “Company”) (Nasdaq: “OXACU” for units, “OXAC” for ordinary shares and “OXACW” for warrants) announced the completion of mailing of a definitive proxy statement, dated October 21, 2022 (the “Extension Proxy Statement”), to hold an extraordinary general meeting of shareholders (the “EGM”) on November 9, 2022 to approve an extension of the date by which Oxbridge must consummate an initial business combination to on or before August 16, 2023 (the “Extended Date”) (the “Charter Extension”).” Oxbridge completed the mailing of the Extension Proxy Statement on October 24, 2022.

Subsequent to the filing of the Extension Proxy Statement with the SEC, the Company was informed that it will be eligible to use an alternative approved investment manager contingent on the occurrence of the Charter Extension, and this may affect the redemption amount available in connection with a business combination by the Company. If 25% of the Company’s public shares remain outstanding after redemptions in connection with the Charter Extension, then the total redemption amount that will be available in connection with a business combination or liquidation is currently estimated to be approximately $10.74 per share through to the Extended Date based on the use of the alternative investment manager and anticipated interest rates, in comparison to the current redemption amount of approximately $10.21 per share. If 10% of the Company’s public shares remain outstanding after redemptions in connection with the Extension, then the total redemption amount that will be available in connection with a business combination or liquidation of is currently estimated to be approximately $11.05 per share through to the Extended Date based on the use of the alternative investment manager and anticipated interest rates, in comparison to the current redemption amount of approximately $10.21 per share.

About Oxbridge Acquisition Corp.

Oxbridge Acquisition Corp. is an incorporated blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our estimated post-charter extension redemption amount per share through to the Extended Date. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Oxbridge’s shareholder approval of the Extension, its inability to complete an initial business combination within the required time period, interest rate fluctuations or other risks and uncertainties indicated from time to time in filings with the SEC, including Oxbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents Oxbridge has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Oxbridge expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Oxbridge’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

Oxbridge and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of Oxbridge in favor of the approval of the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Oxbridge’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

Oxbridge urges investors, stockholders and other interested persons to read the Extension Proxy Statement, once available, as well as other documents filed by Oxbridge with the SEC, because these documents will contain important information about Oxbridge and the Extension. When available, stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Oxbridge Acquisition Corp., P.O. Box 469, Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands.

INVESTOR RELATIONS CONTACT

Jay Madhu
Oxbridge Acquisition Corp.
c/o OAC Sponsor Ltd.
Suite 201, 42 Edward Street

George Town, Cayman Islands
Telephone: +1 (345) 749-7568